As filed with the Securities and Exchange Commission on June 15, 2022

Registration No. 333- _________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INNODATA INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	13-3475943
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

55 Challenger Road

Ridgefield Park, New Jersey 07660

(Address of Principal Executive Offices, Including Zip Code)

INNODATA INC. 2021 EQUITY COMPENSATION PLAN

Amended and restated effective as of April 11, 2022

(Full Title of the Plan)

Amy R. Agress

Senior Vice President, General Counsel and Secretary

Innodata Inc.

55 Challenger Road

Ridgefield Park, New Jersey 07660

(Name and address of agent for service)

(201) 371-8000

(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

David C. Schwartz

Morgan, Lewis & Bockius LLP

502 Carnegie Center

Princeton, NJ 08540-6289

(609) 919-6600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one).

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☑	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Innodata Inc. (the “Company”) to register an additional 2,200,000 shares (the “Additional Shares”) of common stock, par value $0.01 per share (“Common Stock”) which may be awarded under the Innodata Inc. 2021 Equity Compensation Plan, amended and restated effective as of April 11, 2022 (the “2021 Plan”). The Additional Shares are in addition to the 1,800,000 shares of Common Stock originally registered under the Registration Statement on Form S-8 (File No. 333-257129) filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2021 (the “Original S-8”). Upon the effectiveness of this Registration Statement, an aggregate of 4,000,000 shares of Common Stock will be registered for issuance from time to time under the 2021 Plan. Pursuant to General Instruction E of Form S-8, the contents of the Original S-8 are incorporated by reference herein except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the Original S-8 are presented herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents previously filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

(1)	The Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 24, 2022;

(2)	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the Commission on May 13, 2022.

(3)	The Company’s Current Reports on Form 8-K filed with the Commission on February 23, 2022, March 16, 2022, March 17, 2022 and June 13, 2022 (provided that any portions of such report that are deemed furnished and not filed pursuant to instructions to Form 8-K shall not be incorporated by reference into this Registration Statement); and

(4)	The description of Common Stock set forth in Exhibit 4.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 24, 2022 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

In addition, all documents that the Company files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement (except for any portions of the Company’s Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 thereof and any corresponding exhibits thereto not filed with the Commission), but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

For purposes of this Registration Statement, any document or statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such document or statement in such document. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits

See the Exhibit Index, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Ridgefield Park, state of New Jersey on this 15th day of June 2022.

INNODATA INC.

By	/s/ Jack S. Abuhoff
Jack S. Abuhoff
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Jack S. Abuhoff and Amy R. Agress his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, with full powers and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Jack S. Abuhoff	Chief Executive Officer, President and Director	June 15, 2022
Jack S. Abuhoff	(Principal Executive Officer)

/s/ Marissa B. Espineli	Interim Chief Financial Officer	June 15, 2022
Marissa B. Espineli	(Principal Financial Officer and Principal Accounting Officer)

/s/ Nick (Nauman) Toor	Director and Chairman of the Board of Directors	June 15, 2022
Nick (Nauman) Toor

/s/ Louise C. Forlenza	Director	June 15, 2022
Louise C. Forlenza

/s/ Stewart R. Massey	Director	June 15, 2022
Stewart R. Massey

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Morgan, Lewis & Bockius LLP

23.1	Consent of Morgan, Lewis & Bockius LLP (contained in Exhibit 5.1)

23.2	Consent of BDO India LLP

24.1	Power of Attorney (contained on signature page hereto)

99.1	Innodata Inc. 2021 Equity Compensation Plan, amended and restated effective as of April 11, 2022 (incorporated herein by reference to Annex A to the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on April 26, 2022.)

107	Filing Fees Exhibit